EXHIBIT 10 - AEP System Survivor Benefit Plan, effective January 27,1998.



EXHIBIT 10

AEP SYSTEM SURVIVOR BENEFIT PLAN


JANUARY 27, 1998
TABLE OF CONTENTS
                                        PAGE
ARTICLE I-PURPOSE	                  1
1.1 Purpose	                          1
1.2 Effective Date	                  1
ARTICLE II-DEFINITIONS	                  1
2.1 Alternative Term Rate	          1
2.2 Base Coverage	                  1
2.3 Board	                          1
2.4 Cash Value	                          1
2.5 Committee	                          1
2.6 Compensation	                  2
2.7 Date of Participation	          2
2.8 Employer	                          2
2.9 Employer's Premium	                  2
2.10 Endow	                          2
2.11 Enhanced Postretirement Benefit	  2
2.12 Entry Date                      	  3
2.13 Insurer	                          3
2.14 Participant	                  3
2.15 Participant's Cash Value	          3
2.16 Participant's Share of Premium	  3
2.17 Plan	                          3
2.18 Plan Benefit	                  4
2.19 Policy	                          4
2.20 Retirement	                          4
2.21 Standard Postretirement Benefit	  4
2.22 Supplemental Coverage	          4
2.23 Totally and Permanently Disabled	  5
ARTICLE III-PARTICIPATION	          5
3.1 Eligibility	                          5
3.2 Participation	                  5
ARTICLE IV-POLICY OWNERSHIP	          5
4.1 Policy Ownership	                  5
4.2 Accelerated Living Benefit
    Limitation                            6
4.3 Employer's Security Interest	  6
ARTICLE V-PREMIUM PAYMENT	          6
5.1 Premium Payment	                  6
5.2 Payment of Participant's Share	  6
ARTICLE VI-EMPLOYER'S INTEREST IN THE
 POLICY	                                  6
6.1 Collateral Assignment	          6
6.2 Limitations	                          6
ARTICLE VII-PARTICIPANT'S INTEREST
 IN THE POLICY	                          7
7.1 Cash Surrender Value	          7
7.2 Plan Benefit	                  7
7.3 Insurance Proceeds	                  7
ARTICLE VIII-TERMINATION, RETIREMENT,
 DISABILITY	                          7
8.1 Termination of Employment Prior
 to Retirement	                          7
8.2 Termination of Employment Due
 to Retirement	                          7
ARTICLE IX-AMENDMENT AND TERMINATION
 OF PLAN	                          8
9.1 Amendment	                          8
9.2 Termination	                          8
ARTICLE X-INSURER NOT A PARTY TO PLAN	  9
ARTICLE XI-NAMED FIDUCIARY	          9
11.1 Named Fiduciary	                  9
11.2 Indemnification	                  9
ARTICLE XII-CLAIMS PROCEDURE	          9
12.1 Claims	                          9
12.2 Review of Claim	                  9
12.3 Notice of Denial of Claim	         10
12.4 Reconsideration of Denied Claim	 10
12.5 Employer to Supply Information 	 10
ARTICLE XIII-MISCELLANEOUS	         11
13.1 Not a Contract of Employment	 11
13.2 Protective Provisions	         11
13.3 Transfer of Participant's
 Interest in the Policy	                 11
13.4 Terms                             	 11
13.5 Governing Law                  	 11
13.6 Validity	                         11
13.7 Notice	                         11
13.8 Successors	                         12
EXHIBIT A
Collateral Assignment



AEP SYSTEM SURVIVOR BENEFIT PLAN



ARTICLE I-PURPOSE

1.1	Purpose

	This Plan has been established to provide certain key employees of American Electric Power Service Corporation, its affiliates and subsidiaries with life insurance pro-tection. The Plan will provide life insurance benefits to the beneficiaries of the participating employees under a split-dollar life insurance arrangement.

1.2	Effective Date

	This Plan will be effective as of January 27, 1998.


ARTICLE II-DEFINITIONS

	Whenever used in this Plan, the following terms shall have the meanings set forth in this Article unless a con-trary or different meaning is expressly provided:

2.1	Alternative Term Rate

	"Alternative Term Rate" shall equal the lower of the PS 58 rate or the Insurer's current published premium rate for annually renewable term insurance for standard risk.

2.2	Base Coverage

	"Base Coverage" shall equal one (1) times the Par-ticipant's Compensation, rounded to the nearest thousand.

2.3	Board

	"Board" shall mean the Board of Directors of American
Electric Power Service Corporation, a New York corpora-tion.

2.4	Cash Value

	"Cash Value" shall mean the cash value of the Policy, as that term is defined in the Policy.

2.5	Committee

	"Committee" shall mean the AEP Employee Benefits
Trust Committee appointed to administer the Plan pursuant to Article XI.

2.6	Compensation

	"Compensation" shall mean the base annual salary rate payable to the Participant as of January 1 and considered to be "wages" for purposes of federal income tax withhold-ing before reduction for amounts deferred under any elec-tive salary reduction program (regardless of whether such program is "qualified" or "nonqualified" under the Inter-nal Revenue Code of 1986, as amended). "Compensation" does not include long-term incentive compensation, bonuses, cash awards, expense reimbursement, reimbursements for premium or taxes under this Plan, any form of noncash com-pensation, or benefits.

2.7	Date of Participation

	"Date of Participation" shall mean the date on which the Policy is issued.

2.8	Employer

	"Employer" shall mean American Electric Power Service
Corporation, a New York corporation, and any affiliate or subsidiary of American Electric Power Service Corporation participating in this Plan.

2.9	Employer's Premium

	"Employer's Premium" shall mean the aggregate amount of insurance premium paid by the Employer, less the Par-ticipant's Share of Premium.

2.10	Endow

	"Endow" shall mean that when using the interest cred-iting rate and mortality charges, in effect at the time of testing, the Policy is projected to have a cash value equal to the Plan Benefit at age ninety-five (95), assum-ing no additional premium payments after the Employer re-leases its interest in the Policy.

2.11	Enhanced Postretirement Benefit

	"Enhanced Postretirement Benefit" shall mean that, for Participants who elect such benefit, it shall be one hundred percent (100%) of the Postretirement Benefit through age seventy-five (75). On each anniversary of the policy following age seventy-five (75), the Participant's benefit shall be adjusted as follows:


Age                  Benefit Level
                   as a Percent of
                 Preretirement Benefit
65-75                     100%
76                         95
77                         90
78                         85
79                         80
80                         75
81                         70
82                         65
83                         60
84                         55
85 and Thereafter          50

2.12	Entry Date

	"Entry Date" shall mean the first (1st) of the month following the date in which the employee becomes eligible to participate in the Plan pursuant to Section 3.1.

2.13	Insurer

	The "Insurer" with respect to any Policy maintained under the Plan shall mean the insurance company issuing such Policy.

2.14 	Owner

	"Owner" shall mean the Participant or the Partici-pant's transferee, as specified in Section 13.3, who has the ownership rights in the Policy.

2.15	Participant

	"Participant" shall mean a key employee of the Em-ployer who is at least salary grade 30, or a key employee approved for participation by the Chief Executive Officer of the Employer, and has completed all documentation re-quired under Section 3.2.

2.16	Participant's Cash Value

	"Participant's Cash Value" shall mean the portion of the Cash Value that exceeds Employer's Premium.

2.17	Participant's Share of Premium

	"Participant's Share of Premium" shall mean the ag-gregate portion of premiums required to be contributed by the Owner. This amount shall be based on the Postretire-ment Benefit elected by the Owner.

	(a)	If the Participant elects the Standard Postre-
tirement Benefit, the Participant's Share of Premium shall be an amount equal to the sum of the Base Cov-erage times the Alternative Term Rate, plus the Sup-plemental Coverage (if any), times two (2) times the Alternative Term Rate. This amount shall be payable by the Participant regardless of the actual amount
(if any) of premiums paid by the Employer with re-spect to the Policy in any particular year.

	(b)	If a Participant elects the Enhanced Postre-
tirement Benefit, the Participant's Share of Premium shall equal the sum of the Base Coverage times one and one-half (1.5) times the Alternative Term Rate, plus the Supplemental Coverage (if any), times two and one-half (2.5) times the Alternative Term Rate.

	However, any Participant who enters the Plan after February 1, 1998 shall only pay one (1) times the Alterna-tive Term Rate on the amount of coverage elected for the period from the Participant's Entry date until the Par-ticipant's Date of Participation; thereafter the above schedule shall apply.

2.18	Plan

	"Plan" shall mean the AEP System Survivor Benefit
Plan.

2.19	Plan Benefit

	"Plan Benefit" shall mean insurance proceeds payable to the Participant's Beneficiary equal to the following:

	(a)	Preretirement.  The preretirement benefit
shall equal the Base Coverage plus any Supplemental
Coverage elected by the Participant. The preretire-ment Plan Benefit shall be adjusted annually in Feb-ruary based on the Participant's annual Compensation rate on January 1 of the current calendar year.

	(b)	Postretirement.  The insurance proceeds pay-
able to the Participant's Beneficiaries shall be one hundred percent (100%) of the preretirement benefit through age sixty-five (65). On the anniversary of the policy following the Participant's birthday, the benefit shall be adjusted based upon the Standard or Enhanced Postretirement Benefit elected by the Par-ticipant.

2.20	Policy

	"Policy" shall mean, with respect to each Partici-pant, all life insurance policies which are maintained un-der the Plan on the life of such Participant.

2.21	Retirement

	"Retirement" shall mean termination of employment with the Employer on or after age fifty-five (55) and five
(5) Years of Service.

2.22	Standard Postretirement Benefit

	"Standard Postretirement Benefit" shall mean that, for Participants who elected such benefit and retired, on the anniversary of the policy following the Participant's birthday, the Postretirement Benefit shall be as follows:


Age                   Benefit Level
                     as a Percent of
                 Preretirement Benefit
66                        90%
67                        80
68                        70
69                        60
70 and Thereafter         50

2.23	Supplemental Coverage

	"Supplemental Coverage" shall be coverage in addition to the Base Coverage elected by the Participant which shall be equal to one (1) or two (2) times the Partici-pant's Base Coverage.

2.24	Totally and Permanently Disabled

	"Totally and Permanently Disabled" shall mean that the Participant, due to sickness or injury, is not engaged in the Participant's or any other gainful occupation and will continue to be unable to engage in any gainful occu-pation for which the Participant is, or may reasonably be-come, fitted by education, training, or experience.


ARTICLE III-PARTICIPATION

3.1	Eligibility

	All employees of the Employer who are in or enter salary grade 30 or higher shall be eligible to partici-pate. Such other employees of the Employer who are ap-proved for participation by the Chief Executive Officer of the Employer shall also be eligible to participate.

3.2	Participation

	In order to participate in the Plan, a designated em-ployee must complete and execute such documents and agree-ments as are prescribed by the Committee for use in carry-ing out the terms and provisions of the Plan. An employee who becomes eligible for the Plan after February 1, 1998, shall not be a Participant until the first (1st) of the month following the date in which the employee became eli-gible under Section 3.1. If an eligible employee fails to complete the necessary documents and agreements within thirty (30) days after receipt, such employee shall not be a Participant in this Plan.


ARTICLE IV-POLICY OWNERSHIP

4.1	Policy Ownership

	The Owner of the Policy may exercise all ownership rights granted to the Owner by the terms of the Policy, subject to the rights of the Employer as herein provided.
The Owner's rights shall include, but are not limited to, the right to assign the Owner's interest in the Policy
(subject to the rights of the Employer in the Policy), the right to change the beneficiary of that portion of the proceeds to which the Owner is entitled under Article VII, and the right to exercise settlement options with respect to that portion. Prior to the release of the Employer's
Security Interest, the Owner shall not borrow against, surrender, or cancel the Policy nor terminate the Policy dividend election without the express written consent of the Employer.

4.2	Accelerated Living Benefit Limitation

	Subject to all of the provisions of the Policy, if a Participant becomes terminally ill and has a life expec-tancy of twelve (12) months or less, the Owner of the pol-icy may request a portion of the Plan Benefit while the Participant is living. The amount the Owner receives shall be limited to the lesser of five hundred thousand dollars ($500,000) or fifty percent (50%) of the Plan Benefit.

4.3	Employer's Security Interest

	The Employer shall have a security interest as de-fined in the Form of Collateral Assignment attached hereto as Exhibit A and as hereinafter provided under Article VI in a portion of the death benefit and Cash Value of the Policy equal to the Employer's Premium.


ARTICLE V-PREMIUM PAYMENT

5.1	Premium Payment

	Each premium on the Policy shall be paid by the Em-ployer as it becomes due.

5.2	Payment of Participant's Share

	Annually, the Employer shall notify the Participant of the Participant's Share of Premium. The Employer may:
(1) deduct such amount from the Participant's Compensa-tion; (2) deduct such amount from the Participant's pay-ments from the American Electric Power System Retirement
Plan, if applicable; or invoice the Owner annually for the amount of each premium payment until the Employer releases all interest in the policy. If the Participant becomes To-tally and Permanently Disabled before Retirement, the pay-ment of the Participant's Share of Premium shall be waived by the Employer.


ARTICLE VI-EMPLOYER'S INTEREST IN THE POLICY

6.1	Collateral Assignment

	Each Owner shall assign the Policy to the Employer as collateral under the Form of Collateral Assignment at-tached hereto as Exhibit A. Such assignment shall give the Employer the limited power to enforce its right to recover the Employer's Premium from the Cash Value or from the death benefit of the policy. The collateral assignment of the Policy to the Employer shall not be terminated, al-tered, or amended by the Owner without the express written consent of the Employer. The Employer and each Owner will take all action necessary to cause the collateral assign-ment to conform to the provisions of this Plan.

6.2	Limitations

	The interest of the Employer in and to the Policy shall be specifically limited to the following rights in and to the Cash Value and a portion of the death benefit:

	(a)	The right to recover Cash Value equal to the
Employer's Premium in the event the Policy is surren-dered or canceled prior to the Participant's Retire-ment;

	(b)	Upon the death of the Participant prior to the
release of the Collateral Assignment, the right to recover all of the Policy proceeds in excess of the Plan Benefit under Section 7.2;

	(c)	The right to withdraw from the Policy the Em-
ployer's Premium in the event of termination of em-ployment by the Participant prior to Retirement for reasons other than death or Disability; and

	(d)	The right to withdraw from the Policy the Em-
ployer's Premium at or after retirement as set out in
Section 8.2.


ARTICLE VII-PARTICIPANT'S INTEREST IN THE POLICY

7.1	Cash Surrender Value

	Notwithstanding any other provision in the Plan to the contrary, the Owner shall at all times own that por-tion of the Cash Value which exceeds the Employer's Pre-mium. In the event of the Participant's termination of em-ployment prior to Retirement or the Employer's termination of the Plan, the Employer shall withdraw from the Policy
Cash Value an amount equal to the Employer's Premium and then release the Collateral Assignment.

7.2	Plan Benefit

	Upon the death of the Participant, the beneficiary or beneficiaries designated by the Participant shall be enti-tled to receive the Plan Benefit.

7.3	Insurance Proceeds

	The Employer shall promptly take all action and exe-cute all documents necessary to facilitate the payment of the Plan Benefit.


ARTICLE VIII-TERMINATION, RETIREMENT, DISABILITY

8.1	Termination of Employment Prior to Retirement

	In the event of the Participant's termination of em-ployment prior to Retirement for reasons other than death or Disability, the Employer shall withdraw from the Policy Cash Value an amount equal to the Employer's Premium and then release the Collateral Assignment.

8.2	Termination of Employment Due to Retirement

	In the event of the Participant's termination of em-ployment with the Employer due to Retirement, the Employer shall do the following:

	(a)	If the Participant's termination date occurs
prior to the fifteenth (15th) anniversary of the Par-ticipant's Date of Participation, the Employer and Participant shall continue to pay any premiums due through the fifteenth (15th) anniversary of the Par-ticipant's Date of Participation. After the fifteenth
(15th) anniversary, the Employer shall immediately withdraw from the Policy Cash Value an amount equal to the Employer's Premium and release its interest in the Policy and in the collateral assignment. Upon re-lease of the collateral assignment, the Employer shall have no further obligation to pay future Policy premiums and the Employer shall have no further in-terest in the Policy.

	(b)	If the Participant's termination date occurs
after the fifteenth (15th) anniversary of the Par-ticipant's Date of Participation, then the Employer shall immediately withdraw from the Policy Cash Value an amount equal to the Employer's Premium and release its interest in the Policy and in the collateral as-signment. Upon release of the collateral assignment, the Employer shall have no further obligation to pay future Policy Premiums and the Employer shall have no further interest in the Policy.

	(c)	It is the intent of this Plan that retired
Participants be provided the Plan Benefit from the Policy as set out in Section 2.18. Before such Policy is released in (a) or (b) above, the Policy shall be tested to ensure Cash Value will Endow the Policy at age ninety-five (95). If the Participant's Cash Value is insufficient to Endow the Policy, then Employer shall either leave a portion of the Employer's Pre-mium Value in the contract so that the total Cash
Value left in the Policy at release is sufficient to Endow the Policy, or the Employer shall pay addi-tional premiums until such point as there is suffi-cient Participant Cash Value to Endow the Policy. The action taken above shall be mutually agreed upon by the Owner and Employer, and there shall be no re-quired additional premium payments by the Owner to the Employer.


ARTICLE IX-AMENDMENT AND TERMINATION OF PLAN

9.1	Amendment

	The Employer may amend this Plan from time to time as may be necessary for administrative purposes and legal compliance. The power to amend the Plan pursuant to this
Section 9.1 shall include, but not be limited to, the power to increase or decrease the Plan Benefit as defined under the Plan. However, no such amendment shall reduce the amount of benefit payable with respect to a Partici-pant who is eligible to retire or who has retired.

9.2	Termination

	The Employer may, at any time, in its sole discre-tion, terminate the Plan, in whole or in part. Upon termi-nation, in whole or in part, the Employer shall withdraw from the Policy Cash Value an amount equal to the Em-ployer's Premium and then release the Collateral Assign-ment. However, such termination shall not apply to a Par-ticipant who has retired or who is eligible for Retirement before the effective date of termination of the Plan. Pre-miums on the Policy on such Participant shall continue to be paid, and said Policy shall be transferred to such Par-ticipant as provided in Section 8.2.


ARTICLE X-INSURER NOT A PARTY TO PLAN

	The Insurer shall be bound only by the provisions of the Policy, any endorsements on the Policy and the collat-eral assignment. Any payments made or action taken by an Insurer in accordance therewith shall fully discharge it from all claims, suits, and demands of all persons whatso-ever. Except as specifically provided by endorsement on the Policy, it shall in no way be bound by the provisions of this Plan.


ARTICLE XI-NAMED FIDUCIARY

11.1	Named Fiduciary

	The Committee is hereby designated as the "Named Fi-duciary." As the Named Fiduciary, the Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. The Committee may allocate to others certain aspects of the management and operation responsi-bilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

11.2	Indemnification

	The Employer shall indemnify and hold harmless the Committee and its individual members from and against any and all claims, loss, damage, expense, or liability aris-ing from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


ARTICLE XII-CLAIMS PROCEDURE

12.1	Claims

	The Committee shall establish rules and procedures to be followed by Participants and their beneficiaries:

	(a)	In filing claims for benefits; and

	(b)	For furnishing and verifying proofs necessary
to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Arti-cle.

	Such rules and procedures shall require that claims and proofs be made in writing and directed to the Commit-tee.

12.2	Review of Claim

	The Committee shall review all claims for benefits.
Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period the Com-mittee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, the beneficiary or beneficiaries, or other claimant of the need for the ex-tension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

12.3	Notice of Denial of Claim

	In the event that any Participant, beneficiary, or other claimant claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall notify such claimant in writing that his or her claim has been denied, in whole or in part, setting forth the spe-cific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific Sections of the Plan relied on, shall describe any additional mate-rial or information necessary for the claimant to perfect the claim and an explanation of why such material or in-formation is necessary, and where appropriate, shall in-clude an explanation of how the claimant can obtain recon-sideration of such denial.

12.4	Reconsideration of Denied Claim

	(a)	Within sixty (60) days after receipt of notice
of the denial of a claim, such claimant or his duly-authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision de-nying the claim. If the claimant or his duly-authorized representative fails to request such a re-consideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Com-mittee is correct. If such claimant or his duly-authorized representative requests a reconsideration within such sixty (60) day period, the claimant or his duly-authorized representative shall have thirty
(30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit is-sues and comments in writing.

	(b)	After such reconsideration request, the Com-
mittee shall determine within sixty (60) days of re-ceipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determi-nation. The written notice of decision shall include specific reasons for the decision, written in a man-ner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Com-mittee, the time for the Committee to make a decision may be extended for an additional sixty (60) days upon written notice to the claimant prior to com-mencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly-authorized representative notifies the Committee within ninety (90) days after the mailing or delivery to the claimant by the Com-mittee of its determination that the claimant intends to institute legal proceedings challenging the deter-mination of the Committee and actually institutes such legal proceedings within one hundred eighty
(180) days after such mailing or delivery.

12.5	Employer to Supply Information

	To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the employment, Re-tirement, death, or other cause for termination of employ-ment of all Participants and such other pertinent facts as the Committee may require.

ARTICLE XIII-MISCELLANEOUS

13.1	Not a Contract of Employment

	The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and neither the Participant nor the Participant's beneficiary or beneficiaries shall have any rights against the Employer except as may other-wise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to inter-fere with the right of the Employer to discipline or dis-charge him at any time.

13.2	Protective Provisions

	The Participant will cooperate with the Employer by furnishing any and all information requested by the Em-ployer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the In-surer may require, and by taking such other reasonable ac-tion as may be requested by the Employer.

13.3	Transfer of Participant's Interest in the Policy

	In the event the Participant shall transfer all of his interest in the Policy, then all of the Participant's interest in the Policy shall be vested in his transferee, who shall be substituted as a party hereunder, and the Participant shall have no further interest in the Policy.

13.4	Terms

	In this Plan, unless the context clearly indicates to the contrary, the references to the masculine gender will be deemed to include the feminine gender, and the singular shall include the plural.

13.5	Governing Law

	The provisions of this Plan shall be construed and interpreted according to the laws of the State of Ohio, except as preempted by federal law.

13.6	Validity

	In case any provision of this Plan shall be held il-legal or invalid for any reason, such illegality or inva-lidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such ille-gal and invalid provision had never been inserted herein.

13.7	Notice

	Any notice or filing required or permitted to be
given to the Employer under this Plan shall be sufficient
if in writing and hand delivered or sent by registered or
certified mail to the Committee. Such notice, if mailed,
shall be addressed to the principal offices of the Em-
ployer, Attention, Director-Employee Benefits, System Hu-
man Resources. Notices mailed to the Participant shall be
at such address as is given in the records of the Em-
ployer. Notices shall be deemed given as of the date of
delivery or, if delivery is made by mail, as of the date
shown on the postmark on the receipt for registration or
certification.
13.8	Successors

	The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and as-signs. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and as-sets of the Employer and successors of any such corpora-tion or other business entity.

	IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its officer thereunto duly authorized as of the 27th day of January, 1998.



AMERICAN ELECTRIC
POWER SERVICE
CORPORATION



							By: /s/ Armando A. Pena



							Title: Senior Vice President - Finance,
              Treasurer and Chief Financial Officer


AEP SYSTEM SURVIVOR BENEFIT PLAN

EXHIBIT A

Collateral Assignment



	THIS ASSIGNMENT, made and entered into this _________ day of _____________, 19_____, by the undersigned as owner (the "Owner") of that certain Life Insurance Policy No. _____________ issued by Pacific Life Insurance Company, Newport Beach, California ("Insurer") and any supplemen-tary contracts issued in connection therewith (said policy and contract being herein called the "Policy"), upon the life of ______________________________ ("Insured"), to
American Electric Power Service Corporation, a New York corporation (the "Company") and any participating affili-ate or subsidiary of the Company ("Assignee").

WITNESSETH:

	WHEREAS, the Insured is an employee of the Company;
and

	WHEREAS, said Assignee desires to assist the Insured by paying a portion of the annual premium due on the Pol-icy, as more specifically provided for in that certain AEP
System Survivor Benefit Plan dated January 1, 1998, adopted by the Company (the "Plan"); and

	WHEREAS, in consideration of the Assignee agreeing to pay such premiums, the Owner agrees to grant the Assignee a security interest in said Policy as a collateral secu-rity for the repayment of that portion of the premiums paid by the Assignee.

	NOW, THEREFORE, for value received, the undersigned hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy and subject to the following terms and con-ditions:

	1.	This Assignment is made, and the Policy is to be
held, as collateral security for all liabilities of the Owner to the Assignee, either now existing or that may hereafter arise, pursuant to the terms of the Plan.

	2.	The Assignee's interest in the Policy shall fur-
ther be limited to:

	(a)	The right to recover from the Policy Cash
Value the Employer's Premium in the event the Policy is surrendered or canceled, prior to the Insured's
Retirement, as provided in the Plan;

	(b)	The right to recover, upon the death of the
Insured, all of the Policy proceeds in excess of those payable to the Participant's beneficiary or beneficiaries, as provided under the Plan, reduced by any indebtedness against the Policy; and

	(c)	The right to withdraw from the Policy Cash
Value equal to the Employer's Premium in the event of termination of the Insured's employment prior to Re-tirement for reasons other than death or Disability;
and

AEP SYSTEM SURVIVOR BENEFIT PLAN

EXHIBIT A

Collateral Assignment



	(d) 	The right to withdraw from the Policy Cash
Value equal to the Employer's Premium at or after Re-tirement as provided in Article VIII of the Plan
Document.

	(e) 	The right to withdraw from the Policy Cash
Value equal to the Employer's Premium in the event the Plan is terminated by the Board prior to the In-sured's Retirement.

	3.	Except as specifically herein granted to the As-
signee, the Owner shall retain all incidents of ownership in the Policy, including the right to assign his interest in the Policy, the right to change the beneficiary of that portion of the proceeds to which he is entitled under Ar-ticle VII of the Plan, and the right to exercise all set-tlement options permitted by the terms of the Policy; pro-vided, however, that all rights retained by Owner shall be subject to the terms and conditions of the Plan.

	4.	The Assignee shall, upon request, forward the Pol-
icy to the Insurer, without reasonable delay, for endorse-ment of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner hereunder.

	5.	The Insurer is hereby authorized to recognize the
Assignee's claims to rights hereunder without investigat-ing the reason for any action taken by the Assignee, the validity or amount of liabilities of the Owner to the As-signee under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby to the Assignee and the receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

	6.	Upon termination of employment at Retirement, the
Assignee shall, as provided for under Paragraph 8.2 of the Plan, reassign to the Owner the Policy and all specific rights included in this Collateral Assignment.

	IN WITNESS WHEREOF, the undersigned Owner has exe-cuted this Assignment.





Witness

Owner



Relationship to In-
sured